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                                                                  EXHIBIT 11

                                                                  Six Months
FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    Ended
COMPUTATION OF EARNINGS PER SHARE                                  June 30
                                                                     1995
                                                                 ------------
   Net income..................................................  $228,193,000
   Less: Total preferred dividends.............................    10,321,000
                                                                 ------------
A. Net income applicable to common stock.......................  $217,872,000
                                                                 ============

   Net income..................................................  $228,193,000
   Less: Non-convertible preferred dividends...................     5,250,000
                                                                 ------------
B. Net income for fully diluted earnings per share.............  $222,943,000
                                                                 ============
   Primary Earnings Per Share:
   ---------------------------
   Average shares outstanding..................................    79,697,397

   Dilutive average shares outstanding under options...........     4,539,049

   Exercise prices.............................................     $12.31 to
                                                                       $49.38
   Assumed proceeds on exercise................................  $166,509,689

   Market value per share......................................        $49.68

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options..................................     3,351,489
                                                                 ------------
C. Adjusted average shares - Primary...........................    80,884,957
                                                                 ------------

   Primary Earnings Per Share (A/C)............................         $2.69
                                                                 ============




















   Fully Diluted Earnings Per Share:                               34 of 36
   ---------------------------------
   Average shares outstanding..................................    79,697,397

   Dilutive average shares outstanding under options...........     4,635,351

   Exercise prices.............................................     $12.31 to
                                                                       $52.19

   Assumed proceeds on exercise................................  $171,322,549

   Market value per share......................................        $59.00

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options..................................     2,903,772
                                                                 ------------
   Adjusted average shares.....................................    81,428,976
   Common shares from the assumed conversion of Convertible
     Preferred Stock...........................................     3,674,960
                                                                 ------------
D. Adjusted average shares - Fully diluted.....................    85,103,936
                                                                 ------------

   Fully Diluted Earnings Per Share (B/D)......................         $2.62
                                                                 ============